SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 16, 2003
Date of Report (date of earliest event reported)

PREDICTIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-30422	13-3808483
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

19 West 44th Street
New York, NY 10036
(Address of principal executive offices)

(212) 659-3400
(Registrant’s telephone number, including area code)

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     This Current Report on Form 8-K is filed by Predictive Systems, Inc., a Delaware corporation (“Predictive” or the “Registrant”), in connection with the matters described herein.

ITEM 5: OTHER EVENTS.

     On May 16, 2003, Predictive and Science Applications International Corporation (“SAIC”) closed the transactions contemplated by their previously announced Asset Purchase Agreement, dated as of April 10, 2003 (the “Asset Purchase Agreement”). At the closing, Predictive sold its Security Intelligence Service business (the “Business”), which includes Information Sharing and Analysis Centers and Open Source Intelligence Services, to SAIC (the “Asset Sale”) in exchange for 4,192,220 shares of Predictive’s common stock.

     On May 19, 2003, Predictive issued a press release regarding the closing of the Asset Sale. A copy of such press release is included herein as Exhibit 99.1.

     The press release is incorporated herein by reference into this Item 5.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed herewith:

	99.1	Press Release, dated May 19, 2003, announced by Predictive Systems, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2003

PREDICTIVE SYSTEMS, INC.

By: /s/ Andrew Zimmerman
Name: Andrew Zimmerman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 19, 2003, announced by Predictive Systems, Inc.

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For Immediate Release	Contacts:	Cortney Rhoads/Jerry Walsh Walsh Communications 212-221-4612 cortney@walshcom.com jerry@walshcom.com

PREDICTIVE SYSTEMS’ SECURITY INTELLIGENCE SERVICES SOLD TO SAIC

– Date set for special meeting of stockholders to approve merger with INS –

NEW YORK, NY – May 19, 2003–Predictive Systems, Inc. (Nasdaq SC: PRDS) today announced the closing on May 16, 2003 of its previously disclosed sale of the firm’s Security Intelligence Services business unit, which includes Information Sharing and Analysis Centers (ISACs) and Open Source Intelligence (OSI) services, to Science Applications International Corporation (SAIC). The consideration received by Predictive Systems in exchange for the businesses sold consisted of 4,192,220 shares of Predictive Systems common stock held by SAIC.

The company also announced that its special meeting of stockholders to approve the previously announced merger with International Network Services will be held on June 18, 2003. Stockholders of record as of the close of business on May 16, 2003 will be entitled to notice of and to vote at the special meeting. The closing of the asset sale to SAIC was effective prior to the close of business on May 16, 2003, and therefore the 4,192,220 shares acquired by Predictive Systems from SAIC were not considered outstanding at the record date. In addition, as a result of the closing of the asset sale to SAIC, Predictive Systems expects that the consideration per share to be received pursuant to the INS merger to be approximately $0.46 per share, based on the number of shares and in the-money-options expected to be outstanding on the closing date of the INS merger.

About SAIC
SAIC is the nation’s largest employee-owned research and engineering company, providing information technology, systems integration and eSolutions to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in national and homeland security, energy, the environment, space, telecommunications, health care, transportation and logistics. With annual revenues of $6.1 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 41,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at www.saic.com.

About Predictive Systems
Predictive Systems, Inc. (NASDAQ SC: PRDS) is a leading consulting firm focused on helping Fortune 1000 companies design, manage, and optimize smart, secure technology infrastructures that focus on measurable, business-driven results. As a full service security systems consulting firm, Predictive Systems addresses all three of the

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critical needs – business strategy, technical capability, and network management – of network security. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Predictive has a strong global presence, with offices located in the UK and the Netherlands. For additional information, please contact Predictive Systems at (212) 659–3400 or visit www.predictive.com.

Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

Additional Information
In connection with the proposed merger with INS, Predictive Systems has filed preliminary proxy materials and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF PREDICTIVE SYSTEMS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Predictive Systems, 19 West 44th Street, 9th Floor, New York, NY 10036 (Telephone: (212) 659–3400). In addition, documents filed with the SEC by Predictive Systems will be available free of charge at the SEC’s web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Predictive Systems in connection with the transaction, and their interests in the solicitation, is set forth in the preliminary proxy materials that were filed by Predictive Systems with the SEC on April 22, 2003.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. Statements concerning the completion of the SAIC and INS acquisition, and the expected consideration per share to be received in the INS transaction, among others, are by nature “forward–looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the merger with INS may not be consummated in a timely manner, if at all, employee relations, risks relating to shifts in customer demand, and other risks concerning Predictive Systems that are detailed in its period filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

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